INVESTMENT SUB-ADVISORY AGREEMENT

between

J. P. MORGAN INVESTMENT MANAGEMENT INC.

and

HIGHBRIDGE CAPITAL MANAGEMENT, LLC

INVESTMENT SUB-ADVISORY AGREEMENT, effective as of the 24th day of November, 2009, between J.P. Morgan Investment Management Inc. (the "Adviser"), a corporation organized and existing under the laws of the State of Delaware, and Highbridge Capital Management, LLC ("Subadviser"), a limited liability company organized and existing under the laws of the State of Delaware.

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated as of the ___ day of November, 2009 ("Advisory Agreement") with HCM Commodities Strategy Fund Ltd., a Cayman Islands exempted company (the "Company");

WHEREAS, the Company is a wholly owned subsidiary of Highbridge Dynamic Commodities Strategy Fund (“Fund”), a series of JPMorgan Trust I, a Delaware statutory trust (the “Trust”);

WHEREAS, the purpose of the Company is to facilitate the implementation of the Fund's investment strategies, in particular with respect to investments in commodity futures and other commodity-related derivative instruments;

WHEREAS, the Company intends to invest directly in a variety of markets and instruments, which investments may include, but are not limited to, fixed-income and other debt-related instruments, currencies, futures, commodities and derivative instruments;

WHEREAS, the Subadviser is engaged principally in the business of rendering investment advisory services; and

WHEREAS, the Adviser desires to retain the Subadviser to assist it in the provision of a continuous investment program for the assets of the Company and the Subadviser is willing to furnish such services;

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1.

Appointment. Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Company for the period and on the terms set forth in this Agreement. The Subadviser accepts such employment and agrees to render the services herein set forth, for the compensation herein provided.

2.

Duties of the Subadviser

A.

Investment Subadvisory Services.  Subject to the supervision of the Company’s Board of Directors (the “Board”) and the Adviser, the Subadviser shall (a) make investment decisions for the Company; (b) place purchase and sale orders for portfolio transactions for the Company; (c) employ professional portfolio managers and securities analysts to provide research services to the Company and (d) have full discretion and authority to undertake and perform or cause the Company to undertake and perform any and all acts deemed necessary or appropriate by the Subadviser in connection with the performance by the Subadviser of its duties and functions described herein. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and sale and reinvestment of the Company’s assets. The Subadviser shall be authorized to enter into, execute, negotiate, modify, perform and carry out or cause the Company to enter into, execute, negotiate, modify, perform and carry out contracts and agreements of any kind (including without limitation any derivative contracts) necessary, convenient, desirable or incidental to (x) any action with respect to the investments, powers, duties and activities contemplated by this Agreement (including any act authorized pursuant to this Section 2) or (y) the accomplishment of the purposes of the Company.

B.

Subadviser Undertakings. In all matters relating to the performance of this Agreement, the Subadviser shall act in conformity with the Company’s Memorandum and Articles of Association (“Memorandum and Articles”) and the Fund’s prospectus statement of additional information (“Prospectus”) and with the written instructions and directions of the Board and the Adviser. The Subadviser hereby agrees to:

(i)

comply with (a) all of the terms and conditions of the Memorandum and Articles affecting the duties and functions that have been expressly delegated to it thereunder and hereunder; (b) instructions and directions of the Board to the extent that they do not conflict with this Agreement, the Memorandum and Articles or applicable laws and regulations; (c) the Company’s and Fund’s policies, restrictions and guidelines, and (d) all applicable laws and regulations, including the laws of the Cayman Islands and the United States, including but not limited to the provisions of the Internal Revenue Code (“Code”) applicable to “regulated investment companies” (as defined in Section 851 of the Code) and all applicable provisions of the Investment Company Act of 1940, and the rules and regulations thereunder.

(iii)

regularly report to the Board and the Adviser (in such form and frequency as the Adviser and Subadviser mutually agree) with respect to the implementation of the investment program, compliance of the Company with the Prospectus, and on other topics as may reasonably be requested by the Board or the Adviser, including attendance at Board meetings, as reasonably requested, to present such reports to the Board;

(iii)

comply with valuation procedures adopted by Board, including any amendments thereto, and consult with the Company’s pricing agent regarding the valuation of securities that are not registered for public sale, not traded on any securities markets, or otherwise may require fair valuation;

C.

Expenses. The Subadviser will bear all of its expenses in connection with the performance of its services under this Agreement. All other expenses to be incurred in the operation of the Company will be borne by the Company or the Adviser, except to the extent specifically assumed in writing by the Subadviser.

D.

Brokerage. The Subadviser has full authority and discretion, in connection with the selection of broker-dealers (including one or more prime brokers) with whom to place orders for the purchase or sale of securities and other financial instruments for the Company. The Subadviser may open, maintain and close brokerage (including prime brokerage) accounts in the name of the Company. In selecting brokers or dealers to execute transactions on behalf of the Company, the Subadviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Subadviser will consider factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Subadviser is authorized to consider the brokerage and research services (within the meaning of Section 28(e) of the U.S. Securities Exchange Act of 1934, as amended) provided to the Company and/or other accounts over which the Subadviser exercises investment discretion.

E.

Aggregation of Orders. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Company as well as other clients of the Subadviser, the Subadviser may to the extent permitted by applicable laws and regulations, but shall be under no obligation to, aggregate the orders for securities to be purchased or sold. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Company and to its other clients. The Adviser recognizes that, in some cases, the Subadviser’s allocation procedure may limit the size of the position that may be acquired or sold for the Company.

F.

Books and Records. The Subadviser hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company copies of any of such records upon the Company’s or the Adviser’s request, provided, however, that Subadviser may retain copies of any records to the extent required for it to comply with applicable laws.

G.

Use of Names. The Subadviser shall not use the name, logo, insignia, or other identifying mark of the Company or the Adviser or any of their affiliates or any derivative or logo or trade or service mark thereof, or disclose information related to the business of the Adviser or any of its affiliates in material relating to the Subadviser in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its or the Company’s name and that of their affiliates which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the US Securities and Exchange Commission (“SEC”) or a state securities commission; and provided, further, that in no event shall such approval be unreasonably withheld. The Adviser shall not use the name, logo, insignia, or other identifying mark of the Subadviser or any of its affiliates in any prospectus, sales literature or other material relating to the Company in any manner not approved prior thereto by the Subadviser; provided, however, that the Subadviser shall approve all uses of its name which merely refer in accurate terms to the appointment of the Subadviser hereunder or which are required by the SEC or a state securities commission; and provided, further that in no event shall such approval be unreasonably withheld.

3.

Compensation of Subadviser. The Adviser will pay the Subadviser, with respect to the Company on Appendix A attached hereto, the compensation specified in Appendix A. Such fees will be computed daily and paid monthly, calculated at an annual rate based on the Company’s average daily net assets as determined by the Company’s accounting agent. Compensation for any partial period shall be pro-rated based on the length of the period.

4.

Standard of Care. The Subadviser shall exercise its best judgment in rendering its services described in this Agreement. Except as may otherwise be required by applicable law, the Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company or the Adviser in connection with the matters to which this Agreement relates, except a loss resulting from the Subadviser’s willful misfeasance, bad faith or gross negligence on its part in the performance of its duties hereunder or from reckless disregard by it of its obligations and duties under this Agreement

5.

Indemnification.

A.

The Adviser agrees to indemnify and hold harmless the Subadviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys’ fees and other related expenses) (“Losses”), howsoever arising, from or in connection with this Agreement or the performance by the Subadviser of its duties hereunder; provided however that the Adviser will not indemnify the Subadviser for Losses resulting from the Subadviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from the Subadviser’s reckless disregard of its obligations and duties under this Agreement

B.

The Subadviser agrees to indemnify and hold harmless the Adviser from and against any and all Losses resulting from the Subadviser's willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the Subadviser's obligations and duties under this Agreement; ; provided however that the Subadviser will not indemnify the Adviser for Losses resulting from the Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties or from the Adviser’s reckless disregard of its obligations and duties under this Agreement.

6.

Non-Exclusivity. The services of the Subadviser to the Adviser with respect to the Company are not to be deemed to be exclusive, and the Subadviser and its affiliates shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies. Adviser acknowledges that Subadviser or its affiliates may give advice and take actions in the performance of its duties to clients which differ from the advice, or the timing and nature of actions taken, with respect to other clients’ accounts (including the Company) or employee accounts which may invest in some of the same securities recommended to advisory clients. In addition, advice provided by the Subadviser may differ from advice given by its affiliates.

7.

Confidentiality.  Each party to this Agreement shall keep confidential any nonpublic information concerning the other party and will not use or disclose such information for any purpose other than the performance of its responsibilities and duties hereunder, unless the non-disclosing party has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities. Nonpublic information shall not include information a party to this Agreement can clearly establish was (a) known to the party prior to this Agreement; (b) rightfully acquired by the party from third parties whom the party reasonably believes are not under an obligation of confidentiality to the other party to this Agreement; (c) placed in public domain without fault of the party or its affiliates; or (d) independently developed by the party without reference or reliance upon the non public information.

8.

Term of Agreement. This Agreement shall become effective as of the date of its execution and shall continue in effect for a period of two years. Thereafter, this Agreement shall continue automatically for successive annual periods. This Agreement is terminable, without penalty, on 60 days’ written notice, by the Adviser, by the Board, by vote of holders of a majority of the Company’s shares or by the Subadviser, and will terminate five business days after the Subadviser receives written notice of the termination of the Advisory Agreement between the Company and the Adviser.

9.

Amendment of Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by both parties.

10.

Miscellaneous.

A.

Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

B.

Forum Selection; Service of Process.

(i)

To the fullest extent permitted by law, the parties hereto agree that any claim, suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Company’s affairs shall only be brought in the Federal courts located in the County of New York in the State of New York or the State courts located in the County of New York in the State of New York and not in any other State or Federal courts located in the United States of America or any court in any other country or jurisdiction, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

(ii)

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

C.

Captions. The Captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

D.

Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof.

E.

Notices. Any notice herein required is to be in writing and is deemed to have been given to the Subadviser or Adviser upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or similar means of delivery that provide evidence of receipt. All notices to Adviser shall be sent to: J.P. Morgan Investment Management Inc, 245 Park Avenue, New York, NY 10167, Attention: Legal.

All notices to the Subadviser shall be sent to: Highbridge Capital Management, LLC, 9 W. 57th St., New York, NY 10019, Attention: Legal.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

J.P. Morgan Investment Management Inc.

Attest:

By:

_____________________________

  _____________________________

(Title)

_______________________________

_____________________________

Date:

Highbridge Capital Management, LLC

Attest:

By:

_____________________________

  _____________________________

(Title)

_______________________________

_____________________________

Date:

Appendix A

Fee Schedule

For the services provided by the Subadviser to the Company, pursuant to the attached Investment Sub-Advisory Agreement, the Adviser will pay the Subadviser a fee, computed daily and payable monthly, based on the average daily net assets of the Company at the following annual rate of the average daily net assets of the Company as determined by the Company’s accounting agent:

COMPANY	RATE
HCM COMMODITIES STRATEGY FUND LTD.